AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (the “Amendment”), dated as of September 19, 2017 (the “Effective Date”) is entered into by and between GGP Inc., a Delaware corporation (the “Company” or “GGP”), and Sandeep Mathrani (the “Executive”).

RECITALS

On February 12, 2015 the Company and the Executive entered in an agreement embodying the terms of the employment of the Executive with the Company (the “Agreement”).

All capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

The parties desire to amend the terms of the Agreement as set forth in this Amendment.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.    Section 2(a)(iv) of the Agreement is hereby deleted in its entirety and replaced with the following:

Place of Performance. The principal place of employment of Executive will be at the Company’s executive offices in either the Miami Metropolitan Area (Florida) or Chicago, Illinois, at the election of the Executive.  The Executive understands that he shall regularly be required to travel in connection with the performance of his duties hereunder.

2.    Section 3(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

Resignation.  The Executive may terminate the Executive’s employment during the Employment Period for Good Reason.  For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following events without Executive’s written consent:  (i) a material adverse change in the Executive’s duties or responsibilities, (ii) a reduction of the Executive’s salary, (iii) the relocation of the Executive’s principal place of employment to anywhere other than the Company’s offices in the Miami Metropolitan Area (Florida) or Chicago, Illinois, (iv) a material breach of this Agreement by the Company, or (v) the failure by the Company to obtain written assumption of this Agreement by a purchaser or successor of the Company; provided, that, the Executive must provide a Notice of Termination to the Company within 60 days of the occurrence of the event constituting Good Reason, and in the event the Executive provides notice of Good Reason pursuant to clause (i), (ii), (iv) or (v) above, the Company shall have the opportunity to cure such event constituting Good Reason within 30 days of receiving such notice.

3.    All references to “General Growth Properties, Inc.” shall be deleted and replaced with “GGP Inc.”.

4.     All other provisions of the Agreement not specifically amended by this Amendment shall remain in full force and effect.

5.    This Amendment may be executed in multiple counterparts, which, when taken together, shall constitute one instrument.

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Amendment as of the day and year first above mentioned.

EXECUTIVE

/s/ Sandeep Mathrani
Sandeep Mathrani

GGP INC.

By:    /s/ Rosemary G. Feit
Name:    Rosemary G. Feit
Title:    Executive Vice President and General Counsel